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                                                               Exhibit 23.1


                          Independent Auditors' Consent

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-109495) and Form S-8 (File No. 333-34156) of deltathree, Inc. (the "Company"), our report, dated March 10, 2003, relating to our audit of the financial statements of the Company as of December 31, 2001, and 2002 and for the years ended December 31, 2000, 2001, and 2002, contained in this Amendment No. 2 to Annual Report on Form 10-K/A.

/s/ Brightman Almagor & Co.

Brightman Almagor & Co.
Certified Public Accountants
A member firm of Deloitte Touche Tohmatsu

Tel Aviv, Israel
December 1, 2003